Exhibit 99.1
NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

July 22, 2008, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced that diluted earnings per share for its second quarter ended June 30, 2008 decreased 39% and net income decreased 43% when compared to the 2007 second quarter. Net income for the 2008 second quarter was $51,332,000, $8.64 per diluted share, compared to net income of $90,747,000, $14.14 per diluted share, for the same period of 2007. Consolidated revenues for the second quarter of 2008 totaled $955,723,000, a 27% decrease from $1,316,668,000 for the comparable 2007 quarter.

For the six months ended June 30, 2008, consolidated revenues were $1,843,654,000, 23% lower than the $2,409,857,000 reported for the same period of 2007. Net income for the six months ended June 30, 2008 was $94,798,000, a decrease of 46% when compared to the six months ended June 30, 2007. Diluted earnings per share for the six months ended June 30, 2008 was $16.10, a decrease of 41% from $27.11 per diluted share for the comparable period of 2007.

Homebuilding

New orders in the second quarter of 2008 decreased 29% to 2,670 units, when compared to 3,745 units in the second quarter of 2007. New order units and gross profit margins continue to be negatively impacted by high levels of new and existing home inventories, affordability issues, a more restrictive mortgage lending environment and declining homebuyer confidence. The cancellation rate in the quarter ended June 30, 2008 was 19% compared to 16% in the second quarter of 2007 and 22% in the first quarter of 2008.

Settlements decreased in the second quarter of 2008 to 2,750 units, 21% less than the same period of 2007. Homebuilding revenues for the three months ended June 30, 2008 totaled $941,033,000, 27% lower than the year earlier period. Income before tax from the homebuilding segment totaled $79,262,000 in the 2008 second quarter, a decrease of 42% when compared to the second quarter of the previous year. Gross profit margins decreased to 17.9% in the 2008 second quarter compared to 18.1% for the same period in 2007. Gross profit margins were impacted by land deposit impairments of approximately $5,800,000, 62 basis points, in the 2008 second quarter, and $55,000,000, 424 basis points, in the year ago period. Gross profit margins excluding the impairments were 18.5% in the 2008 second quarter compared to 22.4% for the same period in 2007. This decline in gross profit margin excluding impairments was due to continued pricing pressure in many of our markets. The Company’s backlog of homes sold but not settled at the end of the 2008 quarter decreased on a unit basis by 32% to 5,331 units and 41% on a dollar basis to $1,820,482,000 when compared to the same period last year.

Mortgage Banking

Mortgage closed loan production of $593,867,000 for the three months ended June 30, 2008 was 30% lower than the same period last year. Operating income for the mortgage banking operations during the second quarter of 2008 decreased 39% to $7,155,000, when compared to $11,719,000 reported for the same period of 2007.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and NVR's customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Homebuilding:
Revenues	$941,033	$1,297,140	$1,810,902	$2,372,250
Other income	3,701	5,251	10,100	12,216
Cost of sales	(772,369)	(1,061,937)	(1,499,300)	(1,915,347)
Selling, general and administrative	(89,871)	(101,198)	(174,037)	(198,604)
Operating income	82,494	139,256	147,665	270,515
Interest expense	(3,232)	(3,298)	(6,471)	(6,620)
Homebuilding income	79,262	135,958	141,194	263,895

Mortgage Banking:
Mortgage banking fees	14,690	19,528	32,752	37,607
Interest income	869	1,030	1,679	2,337
Other income	184	276	343	460
General and administrative	(8,408)	(8,954)	(16,062)	(18,277)
Interest expense	(180)	(161)	(314)	(313)
Mortgage banking income	7,155	11,719	18,398	21,814

Income before taxes	86,417	147,677	159,592	285,709

Income tax expense	(35,085)	(56,930)	(64,794)	(110,141)

Net income	$51,332	$90,747	$94,798	$175,568

Basic earnings per share	$9.58	$16.19	$17.92	$31.16

Diluted earnings per share	$8.64	$14.14	$16.10	$27.11

Basic average shares outstanding	5,357	5,606	5,290	5,634

Diluted average shares outstanding	5,938	6,420	5,888	6,477

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2008	December 31, 2007
	(unaudited)

ASSETS

Homebuilding:
Cash and cash equivalents	$867,329	$660,709
Receivables	16,189	10,855
Inventory:
Lots and housing units, covered under
sales agreements with customers	549,540	573,895
Unsold lots and housing units	69,127	105,838
Manufacturing materials and other	6,970	9,121
	625,637	688,854

Contract land deposits	173,123	188,528
Assets not owned, consolidated
per FIN 46R	145,141	180,206
Property, plant and equipment, net	29,077	32,911
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and other indefinite and definite
life intangibles, net	11,728	11,782
Other assets	248,782	252,461

	2,158,586	2,067,886

Mortgage Banking:
Cash and cash equivalents	810	3,500
Mortgage loans held for sale, net	134,714	107,338
Property and equipment, net	1,020	881
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	11,378	7,464

	155,269	126,530

Total assets	$2,313,855	$2,194,416

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2008	December 31, 2007
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$191,158	$219,048
Accrued expenses and other liabilities	232,625	251,475
Liabilities related to assets not owned,
consolidated per FIN 46R	134,686	164,369
Customer deposits	108,379	125,315
Other term debt	2,703	2,820
Senior notes	200,000	200,000
	869,551	963,027
Mortgage Banking:
Accounts payable and other liabilities	12,152	18,551
Notes payable	116,199	83,463
	128,351	102,014

Total liabilities	997,902	1,065,041

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,561,187 and 20,592,640
shares issued for June 30, 2008 and
December 31, 2007, respectively	206	206
Additional paid-in capital	692,152	663,631
Deferred compensation trust - 515,888 and
516,085 shares of NVR, Inc. common stock for
June 30, 2008 and December 31, 2007,
respectively	(75,461)	(75,636)
Deferred compensation liability	75,461	75,636
Retained earnings	3,624,793	3,529,995
Less treasury stock at cost - 15,136,930 and
15,455,086 shares for June 30, 2008 and
December 31, 2007, respectively	(3,001,198)	(3,064,457)
Total shareholders’ equity	1,315,953	1,129,375
Total liabilities and shareholders’
equity	$2,313,855	$2,194,416

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Homebuilding data:
New orders (units):
Mid Atlantic (1)	1,341	1,803	2,633	3,724
North East (2)	240	345	520	762
Mid East (3)	726	923	1,443	1,953
South East (4)	363	674	805	1,223
Total	2,670	3,745	5,401	7,662

Average new order price	$316.4	$363.9	$318.2	$368.2

Settlements (units):
Mid Atlantic (1)	1,344	1,720	2,585	3,072
North East (2)	304	324	549	573
Mid East (3)	639	839	1,256	1,411
South East (4)	463	580	825	1,107
Total	2,750	3,463	5,215	6,163

Average settlement price	$341.7	$374.2	$346.9	$384.4

Backlog (units):
Mid Atlantic (1)			2,774	4,317
North East (2)			476	729
Mid East (3)			1,300	1,816
South East (4)			781	1,025
Total			5,331	7,887

Average backlog price			$341.5	$391.3

Community count (average)	435	516	439	522
Lots controlled at end of period			60,500	85,400

Mortgage banking data:
Loan closings	$593,867	$849,430	$1,117,405	$1,564,469
Capture rate	84%	86%	83%	86%

Common stock information:
Shares outstanding at end of period			5,424,257	5,608,428
Number of shares repurchased	-	179,700	-	305,700
Aggregate cost of shares repurchased	-	$123,263	-	$209,613

(1)	Virginia, West Virginia, Maryland, and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York and Ohio
(4)	North Carolina, South Carolina and Tennessee